UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 1, 2016

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Lagoon Drive

Redwood City, California 94065

(650) 598-6000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Equinix, Inc. (“Equinix”) was held on June 1, 2016 (the “Annual Meeting”) for the purpose of considering and voting on:

•	Election of ten directors to the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

•	Approval by a non-binding advisory vote of the compensation of Equinix’s named executive officers; and

•	Ratification of the appointment of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

At the close of business on April 20, 2016, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 69,429,078 shares of Equinix’s Common Stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 63,410,785 shares of Equinix’s Common Stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

At the Annual Meeting, all of the nominated directors were elected and all other proposals submitted to the Equinix stockholders were approved.

The vote with respect to the election of the directors was as follows:

	For	Withheld	Broker Non-Votes
Thomas Bartlett	60,556,774	131,760	2,722,251
Nanci Caldwell	60,559,273	129,261	2,722,251
Gary Hromadko	59,571,081	1,117,453	2,722,251
John Hughes	59,207,270	1,481,264	2,722,251
Scott Kriens	59,520,083	1,168,451	2,722,251
William Luby	60,553,032	135,502	2,722,251
Irving Lyons, III	60,556,647	131,887	2,722,251
Christopher Paisley	51,507,521	9,181,013	2,722,251
Stephen Smith	60,320,925	367,609	2,722,251
Peter Van Camp	56,209,647	4,478,887	2,722,251

With respect to the proposal to approve by a non-binding advisory vote the compensation of Equinix’s named executive officers, there were 58,505,929 votes “For,” 1,999,499 votes “Against,” 183,106 abstentions and 2,722,251 Broker Non Votes.

With respect to the proposal to ratify the appointment of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending December 31, 2016, there were 62,320,095 votes “For,” 1,078,640 votes “Against” and 12,050 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: June 2, 2016	By:	/s/ Keith Taylor
Keith Taylor
Chief Financial Officer